EXHIBIT 99.1
LETTER OF TRANSMITTAL
TECHNICAL OLYMPIC USA, INC.
Offer to Exchange Its
New 8 1/4% Senior Notes Due 2011
Which Have Been Registered Under the Securities Act of 1933
For Any and All of Its Outstanding
8 1/4% Senior Notes Due 2011
Pursuant to the Prospectus
Dated [                        ], 2006
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON [21 BUSINESS DAYS AFTER COMMENCEMENT OF OFFER], 2006 (UNLESS EXTENDED BY TECHNICAL OLYMPIC USA, INC. IN ITS SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.
      If you desire to accept the Exchange Offer (as defined below), this Letter of Transmittal should be completed, signed, and submitted to:
The Exchange Agent:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered and Certified Mail Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attention: Reorg.	By Overnight Courier or Regular Mail: Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attention: Reorg.	By Hand Delivery Wells Fargo Bank, National Association Corporate Trust Services 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, MN 55402 Attention: Reorg.
or

Facsimile Transmissions (Eligible Institutions Only): (612) 667-6282	To Confirm by Telephone or for Information Call: (800) 344-5128
      (Originals of all documents sent by facsimile should be sent promptly by hand, overnight courier or registered or certified mail.)
      Delivery of this Letter of Transmittal to an address other than one of those set forth above or transmission of this Letter of Transmittal via facsimile to a number other than as set forth above does not constitute a valid delivery. The instructions contained herein should be read carefully before this Letter of Transmittal is completed.

      Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).
      This Letter of Transmittal is to be completed by holders of Old Notes (as defined below) if Old Notes are to be forwarded herewith or if tenders of Old Notes are to be made by book-entry transfer to an account maintained by Wells Fargo Bank, National Association (the “Exchange Agent”) at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in “The Exchange Offer — Procedures for Tendering Old Notes” in the Prospectus.
      Holders of Old Notes whose certificates (the “Certificates”) for such Old Notes are not immediately available or who cannot deliver their Certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer — Procedures for Tendering Old Notes” in the Prospectus. See Instruction 1 hereto. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Ladies and Gentlemen:
      The undersigned hereby tenders to Technical Olympic USA, Inc., a Delaware corporation (the “Company”), the aggregate principal amount of the Company’s 8 1/4% Senior Notes due 2011 (the “Old Notes”) described in Box 1 below, in exchange for a like aggregate principal amount of the Company’s new 8 1/4 % Senior Notes due 2011 (the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the prospectus of the Company dated [                    ], 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), receipt of which is acknowledged, and in this Letter of Transmittal (which, together with the Prospectus, constitutes the “Exchange Offer”).
      Subject to, and effective upon, the acceptance for exchange of all or any portion of the Old Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to such Old Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints Wells Fargo Bank, National Association as the Exchange Agent (the “Exchange Agent”) as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Company in connection with the Exchange Offer) with respect to the tendered Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Prospectus, to (i) deliver Certificates for Old Notes to the Company together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to be issued in exchange for such Old Notes, (ii) present Certificates for such Old Notes for transfer, and to transfer the Old Notes on the books of the Company, and (iii) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms and conditions of the Exchange Offer.
      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered hereby and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered hereby are not subject to any adverse claims or proxies. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby, and the undersigned will comply with its obligations under the Registration Rights Agreement (as described under “The Exchange Offer — Registration Covenant; Exchange Offer” in the Prospectus). The undersigned agrees to all the terms of the Exchange Offer, which are incorporated by reference into this Letter.
      The name(s) and address(es) of the registered holder(s) of the Old Notes tendered hereby should be printed in Box 1, below, if they are not already set forth below, as they appear on the Certificates representing such Old Notes. The Certificate number(s) and the Old Notes that the undersigned wishes to tender should be indicated in the appropriate box below.
      If any tendered Old Notes are not exchanged pursuant to the Exchange Offer for any reason, or if Certificates are submitted for more Old Notes than are accepted for exchange, Certificates for such nonexchanged or nontendered Old Notes will be returned (or, in the case of Old Notes tendered by book-entry transfer, such Old Notes will be credited to an account maintained at DTC), without expense to the tendering holder, promptly following the expiration or termination of the Exchange Offer.
      The undersigned understands that tenders of Old Notes pursuant to any one of the procedures described in “The Exchange Offer — Procedures for Tendering Old Notes” in the Prospectus and in the instructions hereto will, upon the Company’s acceptance for exchange of such tendered Old Notes, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer. The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Old Notes tendered hereby.

      Unless otherwise indicated herein in the box entitled “Special Exchange Instructions” below (Box 7), the undersigned hereby directs that the New Notes be issued in the name(s) of the undersigned or, in the case of a book-entry transfer of Old Notes, that such New Notes be credited to the account indicated below maintained at DTC. If applicable, substitute Certificates representing Old Notes not exchanged or not accepted for exchange will be issued to the undersigned or, in the case of a book-entry transfer of Old Notes, will be credited to the account indicated below maintained at DTC. Similarly, unless otherwise indicated under “Special Delivery Instructions” (Box 8), please deliver New Notes to the undersigned at the address shown below the undersigned’s signature.
      By tendering Old Notes and executing this Letter of Transmittal, the undersigned hereby represents and agrees that (i) the undersigned is not an “affiliate” of the Company, (ii) any New Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. By tendering Old Notes pursuant to the Exchange Offer and executing this Letter of Transmittal, a holder of Old Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the division of corporation finance of the Securities and Exchange Commission to third parties, that such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (such a broker-dealer which is tendering Old Notes is herein referred to as a “Participating Broker-Dealer”) and it will deliver the Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act).
      The Company has agreed that, subject to the provisions of the Registration Rights Agreement, the Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities, for a period ending 180 days after the Expiration Date or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. In that regard, each Participating Broker-Dealer, by tendering such Old Notes and executing this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.
      Each New Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no such interest has been paid or duly provided for on such Old Note, from April 12, 2006. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after that interest payment date or, if no such interest has been paid or duly provided for, from and after April 12, 2006. Interest on the notes is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2006.

      All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned. Except pursuant to the withdrawal rights set forth in the Prospectus, this tender is irrevocable.
      PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THE BOXES BELOW AND FOLLOW THE INSTRUCTIONS BEGINNING ON PAGE 11 HEREOF.